SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 11, 2000


                                IMPAC Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                  333-48821            23-2923682
      ----------------------       ---------------       ---------------
     (State of Incorporation)       (Commission           (IRS Employer
                                    File Number)        Identification No.)


      1950 North Ruby Street
       Melrose Park, Illinois                                 60160
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(Address of Principal Executive Offices)                    (Zip Code)

                                 (708) 344-9100
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              (Registrant's Telephone Number, Including Area Code)


                                      None
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          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 1.      CHANGES IN CONTROL OF REGISTRANT.

      (a)    On July 11, 2000, pursuant to the Agreement and Plan of Merger
(the "Merger Agreement"), dated as of April 24, 2000, by and among Westvaco Corporation, a Delaware corporation ("Westvaco"), Collision Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Westvaco ("MergerCo"), Heritage Fund II, L.P., a Delaware limited partnership, in its capacity as the Representative pursuant to Article XII of the Merger Agreement and IMPAC Group, Inc., a Delaware corporation ("IMPAC"), MergerCo merged with and into IMPAC (the "Merger"). As a result of the Merger, Westvaco owns 100% of the capital stock of IMPAC. IMPAC was previously owned by its employees and Heritage Partners, a private equity group in Boston, Massachusetts.

      Approximately $500 million will be required to effect the Merger, repay IMPAC indebtedness and preferred stock and pay related fees and expenses. Westvaco will obtain these funds from (i) proceeds from the public sale, completed June 5, 2000, of $200 million principal amount of Floating Rate Notes due June 5, 2003 and $200 million principal amount of 8.40% Notes due June 1, 2007, (ii) the sale of commercial paper and (iii) cash on hand.

      (b)   Not applicable.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits.  The following exhibit is filed as part of this report:
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            99.1   Press Release, dated July 11, 2000, of Westvaco
                   Corporation and IMPAC Group, Inc.



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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2000

                                       IMPAC GROUP, INC.


                                       By:    /s/ John J. Carrara
                                           -----------------------------
                                           Name:  John J. Carrara
                                           Title: Assistant Secretary


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                                  EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------

Exhibit 99.1      Press Release, dated July 11, 2000, of Westvaco
                  Corporation and IMPAC Group, Inc.